UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2009

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On February 8, 2009, Mr. Barclay A. Phillips notified the Board of Directors (the “Board”) of Acorda Therapeutics, Inc. (the “Company”) that, due to personal and professional commitments, he will not stand for re-election as a director when his current term ends on the date of the annual meeting of the shareholders of the Company in 2009 (the “2009 Annual Stockholders Meeting”).  Mr. Phillips will continue to serve as a director of the Company until the 2009 annual shareholders meeting.

The Company gratefully recognizes the dedication and many contributions that Mr. Phillips has provided as a director since he joined its Board in 2004, and thanks him for his service.  Mr. Phillips’ departure is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In light of Mr. Phillips’ notice, the Board voted on February 11, 2009, to reduce the number of authorized directors of the Company from nine to eight and the number of Class 1 directors from three to two, effective immediately prior to the election of Class 1 directors at its 2009 Annual Stockholders Meeting.

Additionally, on February 11, 2009, the Company’s Board appointed Dr. Thomas C. Wessel, who joined the Company as Chief Medical Officer in November 2008, as an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 12, 2009	By:	/s/ David Lawrence

Name: David Lawrence
Title: Chief Financial Officer